EXHIBIT A
                                                                    ---------

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                        At September 30, 1999
                                        ---------------------

CURRENT ASSETS
Cash                                         $ 239,085

 PROPERTY & EQUIPMENT                           28,812
   Less: Reserve for DD&A                      (28,812)
                                             ---------
 Net Property, Plant & Equipment                     -
                                             ---------

  TOTAL ASSETS                               $ 239,085
                                             =========


EQUITY
  Contributed Capital - Hub Services, Inc.     121,928
  Contributed Capital - Leidy Hub, Inc.        117,157
                                             ---------

  TOTAL EQUITY                               $ 239,085
                                             =========